Exhibit 1.1

Execution Version

FEDEX CORPORATION
(a Delaware corporation)

AND

THE GUARANTORS NAMED HEREIN

€1,100,000,000 4.000% Notes due 2030

€900,000,000 4.625% Notes due 2034

UNDERWRITING AGREEMENT

September 9, 2026

To the Representatives named in Schedule A hereto

of the several Underwriters named in Schedule B hereto

Ladies and Gentlemen:

FedEx Corporation, a Delaware corporation (the “Company”), and Federal Express Corporation, Federal Express International, Inc. and Federal Express Europe, Inc., which each are Significant Subsidiaries (as defined below) of the Company (collectively, the “Significant Guarantors” and, together with each subsidiary of the Company that pursuant to the terms of the Indenture referred to below guarantees the Company’s obligations under such Indenture, the “Guarantors”), hereby confirm their agreement with Citigroup Global Markets Limited, Merrill Lynch International, Wells Fargo Securities International Limited, BNP PARIBAS and ING Bank N.V. (collectively, the “Bookrunners”) and the other underwriters named in Schedule B hereto (collectively, the “Underwriters”) for whom the Bookrunners are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase, severally and not jointly, by the Underwriters of the respective principal amounts set forth in Schedule B hereto, of €1,100,000,000 aggregate principal amount of the Company’s 4.000% Notes due 2030 (the “Notes due 2030”) and €900,000,000 aggregate principal amount of the Company’s 4.625% Notes due 2034 (the “Notes due 2034” and, together with the Notes due 2030, the “Securities”). The Securities will be issued pursuant to a base indenture (the “Base Indenture”), to be dated as of the Closing Time (as defined below), among the Company, as issuer, the Guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to be dated as of the Closing Time, among the Company, as issuer, the Guarantors party thereto, the Trustee, as trustee, transfer agent and registrar, and U.S. Bank Europe DAC, UK Branch, as paying agent (the “Paying Agent”). In connection with the issuance of the Securities, the Company will enter into an agency agreement (the “Agency Agreement”), to be dated as of the Closing Time, between the Company and the Paying Agent. The Securities will be guaranteed as to principal and interest pursuant to the Indenture by the Guarantors (each such guarantee, a “Securities Guarantee”). The Company understands that the Underwriters propose to make a public offering of the Securities on the terms and in the manner set forth herein as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-297595), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at the time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.” The Base Prospectus, together with the preliminary prospectus supplement dated September 9, 2026 related to the Securities and as used prior to filing the Prospectus is referred to herein as the “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto. Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

Section 1.               Representations and Warranties of the Company. (a) Each of the Significant Guarantors, solely with respect to matters relative to it, and the Company represents and warrants to each Underwriter, as of the date hereof and as of the Closing Time, and agrees with each Underwriter as follows:

(i)            Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. No order suspending the effectiveness of the Registration Statement or any part thereof has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; each of the Registration Statement and any amendment thereto, as of the applicable effective date or dates, complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Time, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation and warranty with respect to (A) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (B) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information consists of the information described as such in Section 7(b) hereof.

(ii)            Due Incorporation and Qualification. Each of the Company and the Significant Guarantors has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package (as defined below) and the Prospectus, and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole.

(iii)           Subsidiaries. Each subsidiary of the Company which is a significant subsidiary as defined in Rule 405 of Regulation C of the Securities Act (each, a “Significant Subsidiary”) has been duly incorporated or formed, is validly existing as a corporation or other organization and is in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole; and all of the issued and outstanding capital stock or other ownership interest of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors’ qualifying shares or other minimum share or interest ownership as may be required by local law (except as otherwise stated in the Disclosure Package and the Prospectus), is owned by the Company, directly or indirectly through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim of any third party.

(iv)           Disclosure Package. The term “Disclosure Package” shall mean (A) the Preliminary Prospectus, as amended or supplemented, (B) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”) identified in Schedule D hereto, (C) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (D) the Final Term Sheet (as defined below), in the form filed pursuant to Rule 433 under the Securities Act, which also is identified in Schedule D hereto. As of 6:10 p.m. (London time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in Section 7(b) hereof.

(v)           Issuer Free Writing Prospectuses. Neither any Issuer Free Writing Prospectus nor the Final Term Sheet, as of its issue date and at all subsequent times through the Closing Time or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, included, includes or will include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement as of such date and times, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in Section 7(b) hereof.

(vi)          Distribution of Offering Material By the Company and the Significant Guarantors. Each of the Company and the Significant Guarantors has not prepared, made, used, distributed, authorized, approved or referred to and will not prepare, make, use, distribute, authorize, approve or refer to, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Securities and Securities Guarantees, any offering material in connection with the offering and sale of the Securities and Securities Guarantees other than the Registration Statement, the Preliminary Prospectus, the Prospectus, the Final Term Sheet, any Issuer Free Writing Prospectus included in Schedule D hereto and any other free writing prospectus that the parties hereto expressly agreed in writing to treat as part of the Disclosure Package.

(vii)         Well-Known Seasoned Issuers. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act and (D) at the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (D)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form or has otherwise ceased to be eligible to use the automatic shelf registration statement form.

(viii)        Not Ineligible Issuers. (A) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities Act and (B) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (B)), the Company was or is an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(ix)          Company Not Investment Company. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package will not be required to register as, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(x)            Internal Controls and Procedures. The Company maintains effective “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) in compliance with the requirements of the Exchange Act.

(xi)           No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, including any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xii)          Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus during the Prospectus Delivery Period (as defined in Section 4(a) below), when such documents are so filed with the Commission, will conform in all material respects to the applicable requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xiii)         Accountants. Ernst & Young LLP, who have expressed their opinion on certain consolidated financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries as required by the Securities Act and the Exchange Act.

(xiv)        Financial Statements. The consolidated financial statements and the related notes thereto of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated, and its consolidated results of operations and change in cash flows for the periods specified; such financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved; and the other financial information included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents in all material respects the information called for by, and has been prepared in all material respects in accordance with, the Commission’s rules and guidelines applicable thereto.

(xv)          No Material Adverse Changes. Except as stated in the Disclosure Package and the Prospectus, subsequent to the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Prospectus, there has been no material adverse change, or any development directly involving the Company that would reasonably be expected to result in a material adverse change, in the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole.

(xvi)        No Violations or Defaults. Neither the Company nor any of the Significant Guarantors is (a) in violation of its charter or bylaws; (b) in default of any term, covenant or condition contained in any indenture, contract, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any Significant Guarantor is a party or binding upon the Company or any Significant Guarantor or their respective properties; or (c) in violation of any applicable law or regulation or any judgment or order of any court binding upon the Company or any Significant Guarantor, except in the case of each of clauses (b) and (c) above, for any such default or violation that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole.

The execution and delivery of this Agreement, the Indenture, the Agency Agreement and the Securities and the consummation of the transactions contemplated herein and therein by the Company, and the execution and delivery of this Agreement, the Indenture and the Securities Guarantees and the consummation of the transactions contemplated herein and therein by each of the Significant Guarantors, have been duly authorized by all necessary corporate action. This Agreement has been duly executed by the Company and by each of the Significant Guarantors.

The execution and delivery of this Agreement, the Indenture, the Agency Agreement and the Securities and the consummation of the transactions contemplated herein and therein by the Company, and the execution and delivery of this Agreement, the Indenture and the Securities Guarantees and the consummation of the transactions contemplated herein and therein by each of the Significant Guarantors:

(1)            will not violate the charter or bylaws of the Company or any Significant Guarantor;

(2)            will not result in a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Significant Guarantor pursuant to, any indenture, contract, mortgage or other contract or instrument to which the Company or any Significant Guarantor is a party or by which any of their respective properties is bound, except for any breach, default, lien, charge or encumbrance that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole; or

(3)            will not result in the violation of any applicable law or regulation or any order, judgment or decree of any court or governmental agency binding upon the Company or any Significant Guarantor, except any such violations that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole.

No consent, approval, authorization, order, registration or qualification of or with any court or governmental or regulatory authority is required to be obtained or made by the Company or any Significant Guarantor for the consummation by the Company and each of the Significant Guarantors of the transactions contemplated by this Agreement, the Indenture, the Agency Agreement, the Securities or the Securities Guarantees, except for the registration of the Securities and Securities Guarantees under the Securities Act, the qualification of the Indenture under the Trust Indenture Act (such registration and qualification having been completed prior to the date of this Agreement), such consents, approvals, authorizations, orders, registrations and qualifications under applicable securities or Blue Sky laws of the states and other jurisdictions of the United States, such approvals or authorizations as may be required in connection with the listing of the Securities on the New York Stock Exchange (the “NYSE”) and such consents, approvals, authorizations, orders, registrations and qualifications the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole or (2) the ability of the Company or any Significant Guarantor to perform its respective obligations under this Agreement, the Indenture, the Securities or the Securities Guarantees.

(xvii)        Legal Proceedings; Contracts. Except for matters described in the Disclosure Package and the Prospectus, there is no pending or, to the knowledge of any financial officer or the Executive Vice President and General Counsel of the Company, threatened action or proceeding against the Company or any Significant Guarantor before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected by the Company to have a material adverse effect on (a) the financial condition of the Company and its consolidated subsidiaries taken as a whole or (b) the ability of the Company and the Significant Guarantors to perform their respective obligations under this Agreement, the Indenture, the Securities or the Securities Guarantees.

(xviii)      Licenses and Permits. Each of the Company and the Significant Guarantors possesses all valid and effective certificates, licenses and permits required to conduct its business as now conducted, except for instances which individually or in the aggregate do not, or will not, have a material adverse effect on the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole.

(xix)         Enforceability. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and the Significant Guarantors, and when the Indenture is duly executed and delivered by the Company and the Significant Guarantors and the other parties thereto, the Indenture will constitute, a valid and binding agreement of the Company and the Significant Guarantors, enforceable against the Company and the Significant Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally or by general equity principles, regardless of whether considered in a proceeding of law or in equity.

(xx)          Validity of the Securities and the Securities Guarantees. The Securities have been duly authorized by the Company and the Securities Guarantees included in the Indenture have been duly authorized by the Significant Guarantors, and when the Securities have been executed, issued, authenticated and delivered pursuant to the provisions of the Indenture and sold and paid for as provided in this Agreement, the Securities and the Securities Guarantees will constitute valid and legally binding obligations of the Company and the Significant Guarantors, respectively, entitled to the benefits provided by such Indenture and enforceable against the Company and the Significant Guarantors, respectively, in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally or by general equity principles, regardless of whether considered in a proceeding of law or in equity.

(xxi)         Sarbanes-Oxley Act of 2002. The Company has complied in all material respects with the currently applicable requirements of the Sarbanes-Oxley Act of 2002.

(xxii)        Cyber Security; Data Protection. The Company has taken all commercially reasonable actions to protect and maintain the security, integrity and continuous operation of the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases used in connection with its business (and the data stored therein or processed thereby), and, except as disclosed in the Disclosure Package and the Prospectus, including any document incorporated by reference therein, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, other than those which, individually or in the aggregate, did not, or are not expected to, have a material adverse effect on the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole; and the Company is in compliance with all currently applicable (and has taken all commercially reasonable actions to prepare to comply with all pending) laws and regulations and all orders, judgments or decrees of any court or governmental agency and its own posted policies and contractual obligations relating to data privacy and security, other than those which, individually or in the aggregate, did not, or are not expected to, have a material adverse effect on the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole.

(b)            Additional Certifications. Any certificate signed by an officer of the Company or any Significant Guarantor and delivered to you or your counsel pursuant to the terms of this Agreement in connection with the offering of the Securities contemplated hereby shall be deemed a representation and warranty by the Company or such Significant Guarantor, as applicable, to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate unless amended or supplemented subsequent thereto.

Section 2. Sale and Delivery to Underwriters; Closing. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price specified in Schedule C hereto, the amount of Securities set forth opposite the name of such Underwriter in Schedule B plus any additional principal amount of Securities such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein. It is understood that you propose to offer the Securities for sale as set forth in the Disclosure Package and the Prospectus.

(b)            The closing of the purchase of the Securities by the Underwriters shall occur at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:30 a.m. (London time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

(c)            Payment for the Securities shall be made by the Settlement Lead Manager (as defined below) on behalf of the Underwriters in immediately available funds to U.S. Bank Europe DAC, UK Branch, as common depositary (the “Common Depositary”) for Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”) against delivery to the Common Depositary, for the respective accounts of the Underwriters, of one or more global notes representing the Securities to be purchased by them (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Underwriters not later than 1:00 p.m. (New York City time) on the business day prior to the Closing Time. It is understood that each Underwriter has authorized the Settlement Lead Manager, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Each of Citigroup Global Markets Limited, Merrill Lynch International, Wells Fargo Securities International Limited, BNP PARIBAS and ING Bank N.V., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)            The Settlement Lead Manager acknowledges that the Securities will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Lead Manager, the terms of which includes a third-party beneficiary clause, with the Company as the third-party beneficiary and provide that such Securities are to be delivered to others only against payment of the purchase price of the Securities into the Commissionaire Account on a delivery against payment basis.

(e)            The Settlement Lead Manager acknowledges that (i) the Securities shall be held to the order of the Company as set out above and (ii) the purchase price for the Securities received in the Commissionaire account will be held on behalf of the Company until such time as it is transferred to the Company’s order. The Settlement Lead Manager undertakes that the purchase price for the Securities will be transferred to the Company’s order promptly following receipt of such purchase price in the Commissionaire Account.

(f)             The Company acknowledges and accepts the benefit of the third-party beneficiary clause in respect of the Commissionaire Account.

Section 3. No Advisory or Fiduciary Responsibility. Each of the Company and the Significant Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities and Securities Guarantees pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantors on other matters) and neither the Company nor the Guarantors shall make any claim relating thereto; (iv) no Underwriter has any obligation to the Company or the Guarantors with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (v) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Underwriters have no obligation pursuant to this Agreement to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship in connection with the transactions contemplated hereby; and (vi) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

Section 4. Covenants of the Company and the Significant Guarantors. The Company and, to the extent specified below, each of the Significant Guarantors covenants with each Underwriter participating in the offering as follows:

(a)            Representatives’ Review of Proposed Amendments and Supplements. During the period beginning on the Applicable Time and ending on the later of the Closing Time or such date, as in the opinion of counsel for the Underwriters and communicated in writing to the Company, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object (unless such filing or use is necessary to comply with law).

(b)            Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document to be incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of counsel for the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(d) hereof), file with the Commission (and use its reasonable best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(c)            Final Term Sheet. The Company will prepare a final term sheet for the Notes due 2030 and the Notes due 2034 containing only a description of the applicable Securities, in a form approved by the Representatives, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (the “Final Term Sheet”).

(d)            Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided, that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule D hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each of the Company and the Significant Guarantors consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 4(c) hereof. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of any Permitted Free Writing Prospectus (as amended or supplemented) as such Underwriter may reasonably request.

(e)            Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time when the Company has been notified the Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Securities and Securities Guarantees to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(f)             Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(g)            Blue Sky Qualifications. The Company and the Significant Guarantors will endeavor, in cooperation with you, to qualify the Securities for offering and sale under, or obtain exemptions from, the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may reasonably request, and will maintain such qualifications in effect for so long as may be required for the distribution of the Securities; provided, that neither the Company nor the Significant Guarantors shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer, or to subject itself to taxation as doing business in any jurisdiction in which it is not otherwise required to be so qualified or subject to taxation.

(h)            Stand-Off Agreement. The Company and the Significant Guarantors will not, between the date of this Agreement and the Closing Time, without your consent, offer or sell, or enter into any agreement to sell, any unsecured debt securities of the Company having a tenor of more than one year (other than the Securities which are to be sold pursuant hereto and unsecured U.S. dollar-denominated debt securities up to an aggregate principal amount of €1,100,000,000).

(i)             Earnings Statement. The Company will make generally available to its securityholders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “Effective Date” (as defined in Rule 158 of the Securities Act) of the Registration Statement and otherwise satisfying Section 11(a) of the Securities Act and Rule 158 of the Securities Act.

(j)             No Stabilization. The Company and the Significant Guarantors will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(k)            Clearance and Settlement. The Company will cooperate with the Representatives and use its reasonable best efforts in arranging for the Securities to be eligible for clearance and settlement through Clearstream and Euroclear and to maintain such eligibility for so long as the Securities remain outstanding.

(l)             Exchange Listing. The Company will use its reasonable best efforts to list, subject to the notice of issuance if applicable, the Securities on the NYSE.

Section 5. Payment of Expenses.

(a)            The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(i)            the preparation and filing of the Registration Statement (including financial statements and exhibits), the Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectuses, each as originally filed and of each amendment and supplement thereto;

(ii)           the preparation, issuance and delivery of certificates for the Securities;

(iii)          the reasonable fees and disbursements of the Company’s accountants and counsel, of the Trustee and its counsel, of the Paying Agent and its counsel, and of any registrar and authenticating agent;

(iv)          the qualification of the Securities under securities laws in accordance with the provisions of Section 4(g) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Underwriters (in an amount not to exceed $12,500) in connection therewith and in connection with the preparation of any Blue Sky Survey;

(v)           the printing and delivery to the Underwriters in quantities as may be reasonably requested of copies of the Preliminary Prospectus, the Final Term Sheet and the Prospectus and any amendments or supplements thereto;

(vi)          the preparation and delivery to the Underwriters of copies of this Agreement and the Indenture;

(vii)         any fees charged by rating agencies for the rating of the Securities;

(viii)        all expenses and application fees related to the listing of the Securities on the NYSE; and

(ix)          all expenses and application fees in connection with the approval of the Securities for eligibility for clearance and settlement through Clearstream and Euroclear.

(b)            If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 (other than the provisions of Section 6(c)(iii)) or clause (i) of Section 10 hereof, the Company shall reimburse upon demand the Underwriters for all of their documented out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters, that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities and Securities Guarantees.

(c)            Each Underwriter agrees to pay the portion of such expenses represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Securities set forth opposite each Underwriter’s name in Schedule B bears to the aggregate principal amount of Securities set forth opposite the names of all Underwriters) of the Securities (with respect to each Underwriter, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Market Association Primary Market Handbook, each Underwriter hereby agrees that the Settlement Lead Manager may allocate the Pro Rata Expenses to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable, but in any case no later than 90 days following the date of the Closing Time.

Section 6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Securities pursuant to this Agreement will be subject at all times to the accuracy of the representations and warranties on the part of the Company and the Significant Guarantors herein as of the date hereof and as of the Closing Time, to the accuracy of the statements of the officers of the Company or of any of the Significant Guarantors made in any certificate furnished pursuant to the provisions hereof as of the Closing Time, to the performance and observance in all material respects by the Company and the Significant Guarantors of their respective covenants and agreements contained herein to be performed and observed on their respective parts and to the following additional conditions precedent:

(a)            Compliance with Filing Requirements; No Stop Order. For the period from and after the date hereof and prior to the Closing Time:

(i)            the Company shall have timely filed the Preliminary Prospectus and the Prospectus (including the information required by Rule 430B under the Securities Act) with the Commission in the manner and within the time period required by the Securities Act; or, in the case of the Prospectus, the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective;

(ii)           the Final Term Sheet, each other Issuer Free Writing Prospectus, if any, and any other material required to be filed by the Company pursuant to Rule 433 under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433; and

(iii)          no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

(b)            No Ratings Change. At the Closing Time, the rating assigned as of the Applicable Time by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, to any debt securities of the Company (including for purposes of this Section 6(b) any rating indicated by the Company as of the date of this Agreement as the rating orally confirmed to the Company by any such rating organization as the rating to be assigned to the Securities) shall not have been lowered since the Applicable Time nor shall any such rating organization have publicly announced since the Applicable Time that it has placed any debt securities of the Company on what is commonly termed a “watch list” for possible downgrading.

(c)            Legal Opinions. At the Closing Time, you shall have received the following documents:

(i)            Opinion and Negative Assurance Letter of the Staff Vice President—Securities & Corporate of the Company. The opinion and negative assurance letter of Alana Griffin, Esq., Staff Vice President—Securities & Corporate Law, dated as of the date of the Closing Time, to the effect as set forth in Exhibit A.

(ii)           Opinion of Skadden, Arps, Slate, Meagher & Flom LLP. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, dated as of the date of the Closing Time, to the effect as set forth in Exhibit B.

(iii)          Opinion of Simpson Thacher & Bartlett LLP. The opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, counsel to the Underwriters, each dated as of the date of the Closing Time, with respect to such matters as the Underwriters may reasonably request.

(d)            Officers’ Certificate. At the Closing Time, there shall not have been, since the respective dates as of which information is given in the Disclosure Package and the Prospectus, any material adverse change in the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole; and you shall have received a certificate of the President, a Vice President or Treasurer of the Company and of each Significant Guarantor, dated as of the date of the Closing Time, to the effect (i) in the case of the certificate to be provided by the President, a Vice President or Treasurer of the Company, that there has been no such material adverse change, (ii) that the other representations and warranties of the Company or such Significant Guarantor contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, except to the extent that such representations and warranties expressly relate to an earlier date or later date (in which case such representations and warranties are true and correct on and as of such earlier date or will be true and correct on and as of such later date, as the case may be), (iii) that the Company or such Significant Guarantor, as the case may be, has complied in all material respects with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to the Closing Time and (iv) no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission. The officer signing and delivering each such certificate may rely upon the best of his or her knowledge as to the proceedings threatened.

(e)            Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated in the Registration Statement, Disclosure Package and the Prospectus.

(f)            Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the date of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to therein for the carrying out of procedures shall be a date not more than three business days prior to the Closing Time.

(g)           Other Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such opinions and documents (including, without limitation, evidence of good standing in relevant jurisdictions), as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Securities and the Securities Guarantees as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained.

(h)           Clearance and Settlement. The Securities shall be eligible for clearance and settlement through Clearstream and Euroclear.

(i)            Agency Agreement. The Representatives shall have received an executed copy of the Agency Agreement.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled in accordance with this Agreement, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party except as provided in Section 5 hereof.

Section 7. Indemnification.

(a)            Indemnification of the Underwriters. Each of the Company and the Significant Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, its directors, officers and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or reasonable expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Preliminary Prospectus, each Issuer Free Writing Prospectus listed on Schedule D hereto, any other free writing prospectus that the parties hereto agree in writing to treat as part of the Disclosure Package, the Final Term Sheet or the Prospectus (or any amendment or supplement thereto) or any road show in connection with the marketing of the Securities, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its affiliates, officers, directors and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter, or its affiliates, officers, directors or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Significant Guarantors by the Representatives expressly for use in the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or any road show in connection with the marketing of the Securities, it being understood and agreed that the only such information consists of the information described as such in Section 7(b) hereof. The indemnification agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company and the Significant Guarantors may otherwise have.

(b)            Indemnification of the Company, its Directors and Officers and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Significant Guarantors, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or any Significant Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or reasonable expense, as incurred, to which the Company, each Significant Guarantor or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or reasonable expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or any road show in connection with the marketing of the Securities, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or any road show in connection with the marketing of the Securities, in reliance upon and in conformity with written information furnished to the Company and the Significant Guarantors by the Representatives expressly for use therein it being understood and agreed that the only such information consists of the information described as such in this Section 7(b); and to reimburse the Company, each Significant Guarantor or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, each Significant Guarantor or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Significant Guarantors hereby acknowledges that the only information that the Underwriters have furnished to the Company and the Significant Guarantors expressly for use in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any road show in connection with the marketing of the Securities is as follows: the statements set forth in the third (first, second and third sentences only), fifth (sixth sentence only), sixth and seventh paragraphs under the caption “Underwriting.” The indemnification agreement set forth in this Section 7(b) shall be in addition to any liabilities that such Underwriter may otherwise have.

(c)            Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), representing all the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party or (iii) the indemnified party and the indemnifying party shall otherwise agree.

(d)            Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or reasonable expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party as provided in Section 7, contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Significant Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Significant Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Significant Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company and the Significant Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Significant Guarantors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c) hereof, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The Company, the Significant Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule B hereto. For purposes of this Section 8, each affiliate, director and officer of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company and of each Significant Guarantor, each officer of the Company and of each Significant Guarantor who signed the Registration Statement and each person, if any, who controls the Company or any Significant Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or such Significant Guarantor.

The remedies provided for in Sections 7 and 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 9. Representations, Warranties, Indemnities and Agreements to Survive Delivery. All representations, warranties, indemnities and other agreements contained in this Agreement, or contained in certificates of officers of the Company or any Significant Guarantor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or any Significant Guarantor, and shall survive each delivery of and payment for any of the Securities.

Section 10. Termination of Agreement. The Representatives may terminate this Agreement, immediately upon notice to the Company, at any time prior to the Closing Time if: (i) there has been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package and the Prospectus, any material adverse change in the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole, (ii) there shall have occurred any material adverse change in the financial markets in the United States or the European Union or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which would, in your judgment, materially and adversely affect the ability of the Underwriters to market the Securities on the terms and in the manner contemplated by this Agreement, (iii) trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, or if trading generally on the NYSE shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by said exchange or by order of the Commission or any other governmental authority or (iv) if a banking moratorium shall have been declared by federal, New York or European authorities.

In the event of any termination of this Agreement pursuant to this Section 10, the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof and the provisions of Sections 9 and 15 hereof shall remain in effect.

Section 11. Default by One or More Underwriters. If any Underwriter shall fail at the Closing Time to purchase the Securities which it is obligated to purchase hereunder (the “Defaulted Securities”), and the aggregate amount of Defaulted Securities is not more than one-tenth of the aggregate amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of the Securities set forth opposite their respective names in Schedule B hereto bears to the aggregate amount of Securities set forth opposite the names of all such non-defaulting Underwriters to purchase the Defaulted Securities; provided, that in no event shall the amount of Defaulted Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased by an amount in excess of one-tenth of such amount of Securities without the written consent of such Underwriter. If the aggregate amount of Defaulted Securities is more than one-tenth of the aggregate amount of the Securities to be purchased at the Closing Time, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Defaulted Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters or the Company.

No action taken pursuant to this Section shall relieve a defaulting Underwriter from liability in respect of its default under this Agreement.

In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.

For the avoidance of doubt, to the extent an Underwriter’s obligation to purchase Securities hereunder constitutes a BRRD Liability (as defined below) and such Underwriter does not, at the Closing Time, purchase the full amount of the Securities that it has agreed to purchase hereunder due to the exercise by the Relevant Resolution Authority (as defined below) of its powers under the relevant Bail-in Legislation as set forth in Section 18 below with respect to such BRRD Liability, such Underwriter shall be deemed, for all purposes of this Section 11, to have defaulted on its obligation to purchase such Securities that it has agreed to purchase hereunder but has not purchased, and this Section 11 shall remain in full force and effect with respect to the obligations of the other Underwriters.

Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by FedEx Express service or transmitted by any facsimile communication. Notices to the Underwriters shall be directed to Citigroup Global Markets Limited, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Attention: Syndicate Desk, Fax No.: +44 20 7986 1927; Merrill Lynch International, 2 King Edward Street, London EC1A 1HQ, United Kingdom, Attention: Syndicate Desk, Email: dcm_london@bofa.com, Telephone: +44 (0)20 7995 3966; Wells Fargo Securities International Limited, 33 King William Street, London EC4R 9AT, Attention: DCM & Syndicate, Email: Bradley.J.Cooper@wellsfargo.com, Damon.Mahon@wellsfargo.com; BNP PARIBAS, 16, boulevard des Italiens, 75009 Paris, France, Email: dl.syndsupportbonds@uk.bnpparibas.com; richard.f.murphy@us.bnpparibas.com, Telephone: +1 (800) 854-5674; and ING Bank N.V., Bijlmerdreef 109, 1102 BW Amsterdam, The Netherlands, Attention: DCM Origination, AME A.04.018, Email: fm.documentation@ing.nl, Telephone: +31 20 563 8185. Notices to the Company shall be directed to it at 942 South Shady Grove Road, Memphis, Tennessee 38120 (if by mail or FedEx Express service), Attention: Corporate Vice President, Corporate Development and Treasurer, facsimile: [* * * *] with copies thereof directed to the Legal Department of the Company at 942 South Shady Grove Road, Memphis, Tennessee 38120 (if by mail or FedEx Express service), Attention: Staff Vice President—Securities & Corporate Law, facsimile: [* * * *].

Section 13. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Section 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Significant Guarantors and any Underwriter who becomes a party hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto, their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 15. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES CREATED HEREBY AND THEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE. Any suit, action or proceeding brought by the Company or any Significant Guarantor against any Underwriter or, any suit action or proceeding brought by any Underwriter against the Company or any Significant Guarantor, in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

Section 16. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of such Underwriter of any sum in such other currency, and only to the extent that such Underwriter or controlling person of such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person of such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person of such Underwriter hereunder, such Underwriter or controlling person of such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person of such Underwriter hereunder. Any amounts payable by the Company or any Underwriter under this Section 16 shall be paid to the applicable Underwriter(s) or the Company (as applicable) as promptly as reasonably practicable.

Section 17. Agreement Among Underwriters. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means the Representatives, “Settlement Lead Manager” means Wells Fargo Securities International Limited, “Stabilizing Manager” means Wells Fargo Securities International Limited, and “Subscription Agreement” means this Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 11 of this Agreement.

Section 18. Contractual Recognition of Bail-In (EEA).

(a)            Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding among the parties to this Agreement, each of the parties to this Agreement acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts and agrees to be bound by:

(i)            the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to each of the Company and the Significant Guarantors under this Agreement, which (without limitation) may include and result in any of the following or some combination thereof: (w) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (x) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on each of the Company and the Significant Guarantors of such shares, securities or obligations); (y) the cancellation of the BRRD Liability; and/or (z) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)            the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b)            As used in this Section 18,

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

Section 19. Contractual Recognition of Bail-In (UK).

(a)            Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding among the parties to this Agreement, each of the parties to this Agreement acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant United Kingdom (“UK”) resolution authority, and acknowledges, accepts and agrees to be bound by:

(i)            effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the Underwriters to each of the Company and the Significant Guarantors under this Agreement, which (without limitation) may include and result in any of the following or some combination thereof: (w) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (x) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on each of the Company and the Significant Guarantors of such shares, securities or obligations); (y) the cancellation of the UK Bail-in Liability; and/or (z) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)            the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

(b)            As used in this Section 19:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

Section 20. Recognition of U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 21. Manufacturer Acknowledgement.

(a)            Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(i)            each of Citigroup Global Markets Limited, Merrill Lynch International, Wells Fargo Securities International Limited and BNP PARIBAS (each a “UK Manufacturer” and together, the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus and announcements in connection with the Securities; and

(ii)            the other Underwriters, the Company and the Guarantors note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers and the related information set out in the Prospectus in connection with the Securities.

(b)            Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(i)            ING Bank N.V. (the “EU Manufacturer”) understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus in connection with the Securities; and

(ii)            the other Underwriters, the Company and the Guarantors note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the EU Manufacturer and the related information set out in the Prospectus in connection with the Securities.

Section 22. Stabilization. The Company hereby authorizes the Stabilizing Manager to make adequate public disclosure regarding stabilization of the information required in relation to such stabilization by Regulation (EU) 596/2014 and Commission Delegated Regulation (EU) 2016/1052, and by the price stabilizing rules of the UK Financial Conduct Authority. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Securities specified in Schedule B hereto. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives.

Section 23. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Section 24. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 25. Effect on Prior Agreements and Understandings. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Underwriters, or any of them, with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you, the Company and the Significant Guarantors in accordance with its terms.

Very truly yours,

FEDEX CORPORATION

By:	/s/ Trampas T. Gunter
	Name:	Trampas T. Gunter
	Title:	Corporate Vice President, Corporate Development and Treasurer

FEDERAL EXPRESS CORPORATION

By:	/s/ Trampas T. Gunter
	Name:	Trampas T. Gunter
	Title:	Treasurer

Federal Express International, Inc.

By:	/s/ Trampas T. Gunter
	Name:	Trampas T. Gunter
	Title:	Treasurer

Federal Express Europe, Inc.

By:	/s/ Trampas T. Gunter
	Name:	Trampas T. Gunter
	Title:	Treasurer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

citigroup global markets limited

By:	/s/ Paula Clarke
Name:	Paula Clarke
Title:	Delegated Signatory

merrill lynch international

By:	/s/ Mark Kitchen
Name:	Mark Kitchen
Title:	Managing Director

wells fargo securities international limited

By:	/s/ Bradley Cooper
Name:	Bradley Cooper
Title:	Executive Director

BNP PARIBAS

By:	/s/ Richard Murphy
Name:	Richard Murphy
Title:	Managing Director

By:	/s/ Pasquale A. Perraglia IV
Name:	Pasquale A. Perraglia IV
Title:	Managing Director

[Signature Page to Underwriting Agreement]

ING Bank N.V.

By:	/s/ Romke van der Weerdt
Name:	Romke van der Weerdt
Title:	Managing Director

By:	/s/ William de Vreede
Name:	William de Vreede
Title:	Global Head Legal Wholesale Banking

Deutsche Bank AG, London Branch

By:	/s/ Ritu Ketkar
Name:	Ritu Ketkar
Title:	Managing Director

By:	/s/ John Han
Name:	John Han
Title:	Managing Director

J.P. Morgan Securities plc

By:	/s/ Robert Chambers
Name:	Robert Chambers
Title:	Managing Director

Morgan Stanley & Co. International plc

By:	/s/ Kathryn McArdle
Name:	Kathryn McArdle
Title:	Executive Director

HSBC Bank plc

By:	/s/ Paul Phelps
Name:	Paul Phelps
Title:	Authorised Signatory

Mizuho International plc

By:	/s/ Manabu Shibuya
Name:	Manabu Shibuya
Title:	Authorised Signatory

[Signature Page to Underwriting Agreement]

PNC Capital Markets LLC

By:	/s/ Dylan Haas
Name:	Dylan Haas
Title:	Director

Scotiabank (Ireland) Designated Activity Company

By:	/s/ Matthew O’Connor
Name:	Matthew O’Connor
Title:	Director, DCM

By:	/s/ James Walter
Name:	James Walter
Title:	Head of Legal, Europe

SMBC Bank International plc

By:	/s/ Marko Milos
Name:	Marko Milos
Title:	Managing Director

Standard Chartered Bank

By:	/s/ Patrick Dupont-Liot
Name:	Patrick Dupont-Liot
Title:	Managing Director, Debt Capital Markets

TD Global Finance unlimited company

By:	/s/ Frances Watson
Name:	Frances Watson
Title:	Managing Director

[Signature Page to Underwriting Agreement]

EXHIBIT A

Form of Opinion of
the Staff Vice President—Securities & Corporate Law of the Company

Exhibit A-1

EXHIBIT B

Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

Exhibit B-1

SCHEDULE A

Representatives of the Several Underwriters

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Wells Fargo Securities International Limited

33 King William Street

London EC4R 9AT

BNP PARIBAS

16, boulevard des Italiens

75009 Paris, France

ING Bank N.V.

Bijlmerdreef 109

1102 BW Amsterdam

The Netherlands

Schedule A-1

SCHEDULE B

Name of Underwriter	Principal Amount of Notes due 2030	Principal Amount of Notes due 2034
Citigroup Global Markets Limited	€137,500,000	€112,500,000
Merrill Lynch International	€137,500,000	€112,500,000
Wells Fargo Securities International Limited	€137,500,000	€112,500,000
BNP PARIBAS	€137,500,000	€112,500,000
ING Bank N.V.	€137,500,000	€112,500,000
Deutsche Bank AG, London Branch	€60,500,000	€49,500,000
J.P. Morgan Securities plc	€60,500,000	€49,500,000
Morgan Stanley & Co. International plc	€60,500,000	€49,500,000
HSBC Bank plc	€33,000,000	€27,000,000
Mizuho International plc	€33,000,000	€27,000,000
PNC Capital Markets LLC	€33,000,000	€27,000,000
Scotiabank (Ireland) Designated Activity Company	€33,000,000	€27,000,000
SMBC Bank International plc	€33,000,000	€27,000,000
Standard Chartered Bank	€33,000,000	€27,000,000
TD Global Finance unlimited company	€33,000,000	€27,000,000
Total	€1,100,000,000	€900,000,000

Schedule B-1

SCHEDULE C

€1,100,000,000 4.000% Notes due 2030

1.            The initial public offering price of the 4.000% Notes due 2030 shall be 99.714% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2.            The purchase price to be paid by the Underwriters for the 4.000% Notes due 2030 shall be 99.314% of the principal amount thereof.

€900,000,000 4.625% Notes due 2034

1.            The initial public offering price of the 4.625% Notes due 2034 shall be 99.807% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2.            The purchase price to be paid by the Underwriters for the 4.625% Notes due 2034 shall be 99.257% of the principal amount thereof.

Schedule C-1

SCHEDULE D

ISSUER FREE WRITING PROSPECTUSES

1.	Final term sheet, dated September 9, 2026, relating to the Notes due 2030 and the Notes due 2034, as filed pursuant to Rule 433 under the Securities Act

Schedule D-1